UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2010
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.                      Entry into a Material Definitive Agreement.
Item 1.02.                      Termination of a Material Definitive Agreement.
On September 1, 2010, Nu Skin Enterprises, Inc. (the “Company”) entered into Termination of Lock-up Agreements with Blake Roney, Steven Lund, and Sandra Tillotson, who are currently serving as directors and executive or senior officers of the Company, and their spouses and affiliated entities, as applicable (collectively the “Stockholders”).  Pursuant to the Termination of Lock-up Agreements, the Company and Stockholders terminated Lock-up Agreements, dated October 22, 2003, between the Company and the Stockholders, which restricted the number of shares of the Company’s stock that the Stockholders could sell or transfer as more fully described in such Lock-up Agreements.  In consideration of the termination of the lock-up restrictions, the Stockholders agreed not to compete with the Company, solicit the Company’s distributors, or endorse or promote any competitor of the Company while in the service of the Company and for a period of two years following any voluntary termination of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ D. Matthew Dorny
D. Matthew Dorny
Vice President

Date:  September 1, 2010